Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

I, Dr. Jeffrey A. Graves, hereby certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

i.                  The accompanying Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

ii.               The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of KEMET Corporation.

/S/	Dr. Jeffrey A. Graves
Dr. Jeffrey A. Graves
Chief Executive Officer
Date: August 14, 2003